INDEPENDENT AUDITORS’ CONSENT

We consent to the use in the amended Registration Statement of Safer Residence Corporation on Form SB-2/A of our Report of Independent Registered Public Accounting Firm, dated November 1, 2004, on the balance sheet of Safer Residence Corporation as at September 30, 2004, and the related statements of operations, cash flows, and stockholders’ equity for the period from inception on July 7, 2004 to September 30, 2004.

Vancouver, Canada                                 /s/“Morgan & Company”

April 26, 2005

    Chartered  Accountants